                                                                     EXHIBIT 2.1


                    PLAN OF MERGER AND ACQUISITION AGREEMENT



                                     among


                            LIFEQUEST MEDICAL, INC.
                             a Delaware corporation


                           VAL-U-MED ACQUISITION CO.,
                              a Nevada corporation


                                      and


                                VAL-U-MED, INC.
                             a Georgia corporation

       THIS PLAN OF MERGER AND ACQUISITION AGREEMENT ("Agreement") made this 13th day of December, 1996 by and among VAL-U-MED, INC., a Georgia corporation ("Seller"), the persons whose names are set forth on Annex A hereto, individuals, as the stockholders of Seller (individually referred to as the Stockholders and collectively referred to as the "Stockholders"), LIFEQUEST MEDICAL, INC., a Delaware corporation ("LifeQuest"), and VAL-U-MED ACQUISITION CO., a Nevada corporation ("Purchaser," and together with LifeQuest, the "LifeQuest Parties").

                              W I T N E S S E T H:

       WHEREAS, LifeQuest is primarily in the business of developing and commercializing minimally invasive surgical products.

       WHEREAS, in connection with the transactions contemplated by this Agreement, LifeQuest previously caused Purchaser to be organized and to issue to LifeQuest all of the issued and outstanding stock of Purchaser; and

       WHEREAS, Seller is in the business of distributing minimally invasive surgical products in the southeastern region of the United States; and

       WHEREAS, Stockholders are individuals constituting the sole stockholders of Seller holding all of the issued and outstanding stock of Seller; and

       WHEREAS, the respective boards of directors of Purchaser and Seller have approved the merger of Seller with and into Purchaser (the "Merger") pursuant to the terms and subject to the conditions of this Agreement; and

       WHEREAS, this Agreement is intended to qualify under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

       NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto agree that Seller shall be merged with and into Purchaser and that the terms and conditions of the Merger, the method of carrying the Merger into effect and certain other provisions relating thereto shall be as hereinafter set forth and as set forth:

                                   ARTICLE 1
                                  DEFINITIONS

       Defined Terms. As used herein, the terms below shall have the following meanings herein specified applicable to both the singular and plural forms of any of the terms.

       1.1 "Affiliate" shall mean, with respect to a Person, any Person that, directly or indirectly, controls or is controlled by or is under common control with the Person.

       1.2 "Assets" shall mean the assets, properties and rights of Seller of every nature, kind and description, wherever located, tangible and intangible, real, personal and mixed, whether or not reflected in the books and records of Seller necessary or





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
desirable to permit the business of Seller to be carried on in the manner as is presently conducted.

       1.3 "Benefit Plans" shall mean bonus, deferred compensation, severance, pension, profit sharing, retirement, stock purchase, stock option, medical, hospitalization, accident insurance or any other employee benefit plan, arrangement or practice, whether written or unwritten, which covers employees of Seller.

       1.4 "Business" shall mean the distribution and marketing of minimally invasive surgical devices.

       1.5 "Certificate" shall mean each stock certificate representing shares of Seller Stock.

       1.6    "Closing" shall mean the meeting held on the Closing Date.

       1.7    "Closing Date" shall have the meaning assigned to it in Article
7.

       1.8 "Conversion Ratio" shall mean the fraction resulting from one divided by the total number of shares of Seller Stock issued and outstanding.

       1.9 "Effective Time" shall mean the time at which a properly executed certificate of merger in substantially the form attached to this agreement as Exhibit A (together with other documents required by law to effect the Merger) shall have been filed with the Secretary of State of Nevada, and in any other jurisdiction where such a certificate of merger is required.

       1.10 "Environmental Conditions" shall mean material conditions with respect to soil, surface waters, ground waters, stream sediments, underground tanks, asbestos and similar conditions on-site and off-site of properties owned, occupied or used by Seller, as the case may be, related to the presence or Release of Hazardous Substances, which conditions could require remedial action or may result in claims, demands and liabilities against, upon or, respectively, by third parties, including without limitation, governmental entities, adjacent property owners and any individuals suffering property damage or personal injury.

       1.11 "Environmental Laws" shall mean all federal, state and local laws, rules, regulations, codes, judgments and decrees concerning pollution or protection of the environment.

       1.12 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

       1.13 "Financial Statements" shall mean the balance sheets, statements of income and retained earnings and changes in cash flows for the years or periods ended September 30, 1996, December 31, 1995 and December 31, 1994.





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       1.14   "Former Seller Stockholders" shall mean each Person who was, immediately before the Effective Time, a holder of issued and outstanding shares of Seller Stock.

       1.15 "Government Authority" shall mean any and all foreign, federal, state or local governments, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any divisions or instrumentalities thereof, whether permanent or ad hoc and whether now hereafter constituted or existing.

       1.16 "Governmental Requirement" shall mean any and all laws (including, but not limited to applicable common law principals), statutes, ordinances, codes, rules, regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, decrees, decisions or similar pronouncements, promulgated, issued, passed or set forth by any Governmental Authority.

       1.17 "Hazardous Substances" shall include any dangerous substances, toxic substances, hazardous materials or hazardous substances as defined in or pursuant to the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.), as amended, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.) ("CERCLA")), as amended, or any other Environmental Law.

       1.18   "Intellectual Property" shall have the meaning assigned to it in
Section 3.8.

       1.19   "IRS" shall mean the Internal Revenue Service.

       1.20 "LifeQuest SEC Documents" shall mean each report, schedule, registration statement and definitive proxy statement filed by LifeQuest with the SEC since January 1, 1994.

       1.21 "LifeQuest Stock" shall mean the common stock, $.001 par value of LifeQuest.

       1.22 "Losses" shall mean all damages, losses, obligations, liabilities, claims, encumbrances, deficiencies, costs and expenses including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation, claim or proceeding.

       1.23   "Merger Consideration" shall have the meaning assigned to it in
Section 2.6.

       1.24 "Notice" shall mean any summons, citation, directive, order, claim, litigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from the United States Environmental Protection Agency or other federal, state or local agency or authority or any other entity or any individual concerning any intentional or unintentional act or omission which has resulted or may result in the Release of Hazardous Substances into waters, or into the "environment"





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
as such term is defined in CERCLA, from or on property owned, occupied or used by Seller, and shall include the imposition of any lien on property occupied or used by Seller, pursuant to any violation of any Environmental Law, or any knowledge, after due inquiry and investigation, of any acts that could give rise to any of the above.

       1.25 "Other Party" shall mean any party required to indemnify the LifeQuest Parties.

       1.26 "Person" shall mean an individual, corporation, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

       1.27 "Purchaser Stock" shall mean the common stock, $.01 par value of Purchaser.

       1.28 "Release" shall mean releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping.

       1.29   "SEC" shall mean the United States Securities and Exchange
Commission.

       1.30 "Securities Act" shall mean the Securities Act of 1933, as amended.

       1.31 "Seller Stock" shall mean the common stock, par value $.01 of Seller.

       1.32   "Seller's Accountants" shall mean Lennison Alexander.

       1.33   "Seller's Contracts" shall mean (a) the contracts described on
Schedule 3.12, (b) purchase orders from customers accepted in the ordinary course of business, and (c) employment contracts terminable on not more than 30 days' notice.

       1.34 "Subsidiary" shall mean, with respect to any Person (the "parent"), (i) any corporation, association, joint venture, partnership or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or beneficial interest are, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent and (ii) any joint venture or partnership of which the parent or any Subsidiary of the parent is a general partner or has responsibility for its management (provided, however, that the term "Subsidiary" shall not include joint operating agreements).

       1.35 "Surviving Corporation" shall mean the corporation existing at and after the Effective Time as a result of the Merger.

       1.36 "Taxes" shall mean any and all income, excise, franchise, or other taxes and all other charges or fees imposed or collected by any Governmental Authority or pursuant to any Governmental Requirement, and shall also include any and all penalties, interest, deficiencies, assessments, and other charges with respect thereto.





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                                   ARTICLE 2
                                     MERGER

       2.1 The Merger. Subject to the terms and conditions of this agreement, Seller shall be merged with and into Purchaser in accordance with all applicable laws, with Purchaser being the Surviving Corporation. Purchaser and Seller shall cause a certificate of merger to be filed with the Secretary of State of Nevada, and in any other jurisdiction where such a certificate of merger is required, within two business days after the Closing Date, unless legally prohibited from doing so. The Merger shall be effective at the Effective Time.

       2.2 Surviving Corporation. From and after the Effective Time, the Surviving Corporation shall have the name "Val-U-Med, Inc." and shall possess all assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of each of Seller and Purchaser, and all debts and all other things in action or belonging or due to each of Seller and Purchaser, all of which shall be vested in the Surviving Corporation without further act or deed, and title to any real estate or any interest in the real estate vested in either Seller or Purchaser shall not revert or in any way be impaired.

       2.3 Liabilities. The Surviving Corporation shall be liable for all the debts, liabilities and duties of each of Seller and Purchaser; any action or proceeding pending, by or against either Seller or Purchaser, may be prosecuted to judgment, with right of appeal, as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place, and all the rights of creditors of each of Seller and Purchaser shall be preserved unimpaired, and all liens upon the property of each of Seller and Purchaser shall be preserved unimpaired, on only the property affected by the liens immediately prior to the Effective Time.

       2.4 Certificate of Incorporation and Bylaws. The certificate of incorporation and bylaws of Purchaser in effect immediately prior to the Effective Time shall be the certificate of incorporation and bylaws of the Surviving Corporation following the Merger until otherwise amended or repealed.

       2.5 Directors and Officers. The directors and officers of Purchaser immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their successors are duly elected or appointed and qualified in the manner provided in the bylaws of the Surviving Corporation, or as otherwise provided by law.

       2.6 Conversion or Cancellation of Stock Upon Merger. In consideration for the Merger and the non-competition agreement in Section 14 hereof, as of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Seller Stock, or the holder of the shares of Purchaser Stock, (a) the Seller Stock outstanding immediately before the Effective Time shall be converted into the right to receive, subject to Section 2.7 below, an aggregate of 1,200,000 shares of LifeQuest Stock (the "Stock Merger Consideration"), and cash in the aggregate amount of $400,000, to be allocated among the respective Stockholders as set forth on Annex





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
A (the Stock Merger Consideration and such cash are collectively referred to herein as the "Merger Consideration"), and (b) each share of Purchaser Stock outstanding immediately before the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

       2.7 Fractional Shares. Notwithstanding Section 2.6, no certificates or scrip representing fractional shares of LifeQuest Stock shall be issued upon the surrender for exchange of certificates that prior to the Effective Time represented shares of Seller Stock, no dividend or distribution of LifeQuest shall relate to any fractional share interest and no fractional share interest shall entitle the owner thereof to vote or to exercise any rights of a stockholder of LifeQuest. In the event that any Former Seller Stockholder shall be entitled to any fractional share interest then any fractional amount shall be rounded up to the nearest whole share.

       2.8    Exchange Procedures.

              2.8.1 Purchaser shall, no later than the Closing, deliver to each holder of record of Seller Stock all instruments of transfer, terms and conditions required or imposed by Purchaser in connection with the exchange of Certificates and the payment of Merger Consideration.

              2.8.2 After the Effective Time, each outstanding Certificate shall, until duly surrendered to Purchaser as contemplated by this
       Section 2.8, be deemed to represent only the right to receive the Merger Consideration.

              2.8.2.1 After the Effective Time, there shall be no further transfer on the records of Seller of Certificates, and each share of Seller Stock presented or surrendered to Purchaser shall be canceled in exchange for the Merger Consideration as contemplated by Section 2.6. Purchaser shall not be obligated to deliver Merger Consideration to any holder of a Certificate until such holder surrenders such Certificate as provided herein.

       2.9 Interim Dividends. No dividends or other distributions declared after the Effective Time on LifeQuest Stock issuable pursuant to the Merger and payable to Former Seller Stockholders after the Effective Time shall be paid to the holder of any unsurrendered certificates formerly representing shares of Seller Stock until the certificates shall be surrendered as provided herein, provided, however, that (a) upon surrender there shall be paid to the stockholder in whose name the certificates representing the shares of LifeQuest Stock shall be issued the amount of unpaid dividends with respect to the holder's shares of LifeQuest Stock and (b) at the appropriate payment date, or as soon as practicable thereafter, there shall be paid to the stockholder the amount of dividends declared with respect to whole shares of LifeQuest Stock with a record date on or after the Effective Time but before surrender and a payment date subsequent to surrender, subject in any case to any applicable escheat laws. No interest shall be payable with respect to the payment of dividends or other distributions on surrender of outstanding certificates.

       2.10 Reservation of Right. Purchaser may at any time change the method of effecting the acquisition of Seller by Purchaser (including without limitation, the





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
provisions of this Article 2) if and to the extent it deems such change to be desirable; provided, however, that no such change shall (a) alter or change the amount, kind or timing of consideration to be paid by Purchaser under this Agreement, or (b) in the reasonable opinion of Seller, adversely affect the tax-free treatment of the transaction to the Stockholders.

                                   ARTICLE 3
               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

       The Stockholders, jointly and severally, represent and warrant to the LifeQuest Parties as follows:

       3.1 Corporate Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of Georgia, and has full power and authority to own its properties and to carry on its business as and in the places where such properties are now owned or such business is now being conducted. Complete and correct copies of the Certificate of Incorporation of Seller and all amendments thereto, certified in each case by the Secretary of State of the State of Georgia, and of the Bylaws of Seller and all amendments thereto, certified by the Secretary of Seller, heretofore have been delivered to LifeQuest. Seller is duly qualified to do business and is in good standing in all jurisdictions (each such jurisdiction is set forth on Schedule 3.1 attached hereto and made a part hereof) in which such qualification is necessary because of the character of the properties owned, leased or operated by it or the nature of its activities, unless otherwise indicated on Schedule
3.1. Seller has not knowingly taken any action, or failed to take any action which action or failure will preclude or prevent Seller's business from being conducted in substantially the same manner in which Seller has heretofore conducted the same.

       3.2    Subsidiaries.  Seller has no subsidiaries.

       3.3 Capitalization. Seller's authorized capital stock consists of 1,000 shares of Seller Stock, of which 400 shares are issued and outstanding and are owned of record and beneficially as set forth on Schedule 3.3 attached hereto and made a part hereof, in each case free and clear of all liens, encumbrances or other obligations and in each case issued without violation of the preemptive, subscriptive or other similar rights of any person or entity. There are no outstanding subscriptions, options, warrants, rights or other agreements obligating Seller to issue any additional shares of Seller Stock, except as set forth on Schedule 3.3 attached hereto and made a part hereof.

       3.4 Authorization. Seller has full power and authority, corporate and otherwise, to enter into this Agreement and to assume and perform its obligations hereunder. The execution and delivery of this Agreement and the performance by Seller of its obligations hereunder have been duly authorized by the Board of Directors and the stockholders of Seller and no further action or approval, corporate or otherwise, by Seller is required in order to constitute this Agreement as a binding and enforceable obligation of Seller. The execution and delivery of this Agreement and the performance by Seller of its obligations hereunder do not and will not violate any provisions of the Certificate of Incorporation or Bylaws of Seller and do not and will not conflict with or result in any breach of any condition or provisions of, or constitute





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a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Assets by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument or judgment to which Seller is a party, or which is or purports to be binding upon Seller or which affects or purports to affect any of the Assets.

       3.5 Approvals and Consents. No action, approval, consent or authorization, including, but not limited to, any action, approval, consent or authorization by any governmental or quasi-governmental agency, commission, board, bureau, or instrumentality is necessary as to Seller or the Stockholders in order to constitute this Agreement as a valid, binding and enforceable obligation of Seller or the Stockholders in accordance with its terms.

       3.6 Permits, Licenses, Etc. Seller has all permits, licenses, orders and approvals, exclusive of those required under Environmental Laws (as that term is hereinafter defined), of all federal, state, or local governmental or regulatory bodies required for it to conduct its business as presently conducted. All such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is threatened. Seller is operating in compliance with all such permits, licenses, orders and approvals, and none of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by this Agreement. Seller is in compliance with each law, rule and regulation other than Environmental Laws applicable to its business including, without limitation, laws, rules and regulations respecting occupational safety and employment practices. The conduct of the business of Seller and all assets and properties utilized by Seller therein are in conformance with the requirements and regulations of the Occupational Safety and Health Administration ("OSHA").

       3.7 Environmental Laws. Seller has all permits, licenses, orders and approvals of, and has made all required filings with, all federal, state or local governmental or regulatory bodies relating to, arising under or required by the Environmental Laws. All such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is pending or threatened. None of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by this Agreement. Seller is in compliance with all such permits, licenses, orders and approvals and with all limitations, conditions, standards and requirements contained in Environmental Laws applicable to it and the business conducted by it. Schedule 3.7 attached hereto and made a part hereof contains a description of each summons, citation, order, letter or other written communication received by Seller from any federal, state or local governmental or regulatory body under any of the Environmental Laws during the five-year period ending on the date hereof.

       There are no currently existing Environmental Conditions with respect to properties owned, occupied or used by Seller. Seller has received no Notice with respect to any Environmental Condition at any time prior to the date hereof.

       3.8 Intellectual Property and Other Intangible Assets. Schedule 3.8 sets forth a description of all intellectual property owned, licensed or claimed by Seller. Seller (a)





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owns or has the right to use all inventions, discoveries, patents, copyrights, trademarks, trade names, service marks, corporate names, licenses, trade secrets and know how and all other intellectual property rights with respect to the foregoing, used in or necessary for the conduct of its business as now conducted or proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any Person under or with respect to any of the foregoing (such inventions, discoveries, patents, copyrights, trademarks, trade names, service marks, corporate names, licenses, trade secrets and know how and all other intellectual property rights with respect thereto being herein referred to as the "Intellectual Property") and
(b) is not obligated or under any liability or claim whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any inventions, discoveries, patents, copyrights, trademarks, trade names, service marks, corporate names, licenses, trade secrets and know how and all other intellectual property rights, with respect to the use thereof or in connection with the conduct of its business or otherwise. A list of all such Intellectual Property and a statement whether such Intellectual Property is owned or licensed is set forth in Schedule 3.8 hereto. Except as specifically set forth in Schedule 3.8 hereto, the Intellectual Property has been duly registered or patented or sought to be registered or patented with appropriate state, federal and foreign jurisdictions and Seller is the sole and exclusive owner or has the sole and exclusive right to use the Intellectual Property.

       3.9 Financial Statements. Attached hereto as Schedule 3.9 and made a part hereof are the Financial Statements which have been prepared by Seller's Accountants in accordance with U.S. generally accepted accounting principles consistently applied throughout the periods indicated. The Financial Statements (a) are true, correct and complete, (b) are in accordance with the books and records of Seller, (c) fairly, completely and accurately present the financial position of Seller at the dates specified and the results of its operations for the period covered, and (d) reflect expenses and liabilities of Seller in a consistent manner throughout the periods to which the Financial Statements relate. At the date of the Financial Statements, Seller had no liabilities or obligations of any kind or nature, fixed or contingent, matured or unmatured or otherwise, which are not fully reflected or reserved against on the Financial Statements; nor does Seller have any liability or obligation of any kind or nature arising since that date other than those incurred in the ordinary course of business consistent with past practices, none of which are material. Seller owns outright and has good and indefeasible title to all of the Assets, including without limitation, all of the assets and properties reflected on the Financial Statements or acquired thereafter, free and clear of any mortgage, lien, pledge, charge, claim, conditional sales or other agreement, lease, right or encumbrance of any sort except: (x) to the extent stated or reserved against on the Financial Statements and for changes occurring in the ordinary course of business after the date thereof, none of which changes is adverse, and (y) as set forth on Schedule 3.9A attached hereto and made a part hereof. Each such asset and item is in good operating condition and repair, subject to ordinary wear and tear, and is adequate and suitable for the purposes for which it is intended in the ordinary course. The Assets include all assets and properties (real, personal and mixed, tangible and intangible) and all rights necessary or desirable to permit Seller's business to be carried on as presently conducted by Seller and Seller has complete and unrestricted power and the unqualified right to transfer, convey and assign the Assets.





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
       3.10 Material Adverse Changes Since the Date of the Financial Statements. Since September 30, 1996, there has been no material adverse change in the financial condition, assets, liabilities, properties, or business of Seller. Since September 30, 1996, Seller has not:

              (a) issued or sold any stock, notes, bonds or other securities, or any option to purchase the same, or entered into any agreement with respect thereto;

              (b) declared, set aside or made any dividend or other distribution on its capital stock or redeemed, purchased or acquired any shares thereof or entered into any agreement in respect of the foregoing;

              (c) incurred any damage, destruction or similar loss, whether or not covered by insurance, materially affecting its business or properties;

              (d) other than in the ordinary course of business, sold, assigned or transferred any of its tangible assets or any trade name, franchise, design, or other intangible assets or property;

              (e) other than in the ordinary course of business, mortgaged, pledged or granted or suffered to exist any lien or other encumbrance or charge on any of its assets or properties, tangible or intangible;

              (f) other than in the ordinary course of business, waived any rights of material value or canceled or modified any material debts or claims;

              (g) incurred any liability or obligation for borrowed money to any stockholder of Seller or any Affiliate of Seller;

              (h) incurred any obligation or liability (absolute or contingent) except current liabilities and obligations incurred in the ordinary course of its business or paid any liability or obligation (absolute or contingent) other than current liabilities and obligations incurred in the ordinary course of business, none of which were material;

              (i) entered into any transaction other than in the ordinary course of business except for the execution, delivery and performance of this Agreement;

              (j) became obligated to make any payment to any stockholder or any Affiliate of Seller in any capacity, or entered into any transaction of any nature with any stockholder or any Affiliate of Seller in any capacity, except in respect of the foregoing for compensation to stockholders or Affiliates who are employees of Seller in their capacity as such;

              (k) except for increases in the ordinary course and customary in the business of Seller, which increases did not inure to officers, directors or stockholders of Seller or to consultants to Seller, increased the compensation payable to any employee of Seller or became obligated to increase any such compensation; or their capacities as such; or

              (l) entered into any transaction with any Affiliate of Seller, except in respect of the foregoing for compensation to Affiliates who are employees of Seller in their capacity as such.

       3.11 Tax Returns. Seller has duly filed all federal, state, county and local income, excise, sales and other tax returns and reports required to have been filed by it to the date hereof, after giving effect to any extensions of time to file duly obtained by Seller. Each such return and report is true and correct and Seller has paid all taxes, interest and penalties shown on such returns or reports to be due or claimed to be due prior to the date hereof to any federal, state, county, local or other taxing authority. Seller has no liability for any taxes, assessments, amounts, interest or penalties of any nature whatsoever other than as shown on the Financial Statements and there is no basis for any additional claim or assessment. The IRS has not examined the Federal income tax returns of Seller. No waiver of the statute of limitations has been given with respect to any taxable year of Seller. No government or governmental authority is now asserting or threatening to assert any deficiency or assessment for additional taxes or any interest, penalties or fines with respect to Seller. Complete and correct copies of the federal income tax return of Seller for the fiscal year ended December 31, 1995, as well as any other tax returns requested by LifeQuest, have been heretofore delivered to LifeQuest.

       3.12 Contracts. Except as set forth on Schedule 3.12, Seller is not a party to nor has any contract or commitment of any kind or nature whatsoever, written or oral, including, without limitation, any lease, license, franchise, employment, consultant or commission agreement, pension, profit sharing, bonus, stock purchase, retirement, hospitalization, insurance or other plan or arrangement involving employee benefits, contract with any labor union or contract for services, materials, supplies or equipment or for the sale or purchase of any of its products or assets. Except as set forth therein, each of the Seller's Contracts referred to on Schedule 3.12 is valid and existing, in full force and effect and enforceable in accordance with its terms and no party thereto is in default and no claim of default by any party has been made or is now pending and there does not exist any event that with notice or the passing of time or both would constitute a default or would excuse performance by any party thereto. Except as described on Schedule 3.12, none of Seller's Contracts requires any consents or approvals by any party to such contract to prevent a breach or to protect and preserve the rights of the Surviving Corporation thereunder subsequent to the consummation of the Merger. Seller has heretofore delivered to LifeQuest complete and correct copies of each of Seller's Contracts.

       3.13 Tangible Personal Property. Schedule 3.13 attached hereto and made a part hereof is a true and complete list of all tangible personal property owned by Seller having a book value at the date of the Financial Statements. Seller owns and has good and indefeasible title in fee to all of its assets and properties, including without limitation, all of the assets and properties reflected in the Financial Statements and those identified on
Schedule 3.13, free and clear of any mortgage, lien, pledge, charge, claim, conditional sales or other agreement, lease, right or encumbrance except (a) to the extent stated or reserved against in the Financial Statements, (b) vendors' or other statutory liens which may have resulted in the ordinary course of business, (c) minor imperfections of title, liens and encumbrances which do not materially detract from the value or the utility of the property subject thereto or materially impair the operations of the owner thereof, and (d) as set forth in Schedule 3.13 attached hereto and made a part hereof.

       3.14 Real Property. Schedule 3.14 attached hereto and made a part hereof is a complete and correct list of (a) all real property or premises owned in whole or in part by Seller together with, in each case, a brief description of such property or premises, including the area and the current uses thereof, the record title holder thereof, the location thereof, the material improvements thereon and all indebtedness secured by a lien, mortgage or deed of trust thereon and (b) all real property or premises leased in whole or in part by Seller, together with, in each case, a brief description of such property or premises, including the area and the current uses thereof, the name of the lessor and other material provisions of the applicable leases with respect thereto including any requirement of consent of the lessor to the transfer, assignment or subletting thereof. Complete and correct copies of all such deeds, mortgages, deeds of trust, leases, guarantees of leases and other documents concerning such real property and the interests of Seller have been heretofore delivered to LifeQuest. None of such premises or properties has been condemned or otherwise taken by any public authority, no condemnation or taking is threatened or contemplated, and none thereof is subject to any claim, contract or law which might affect its use or value for the purposes now made of it, and each thereof is in good condition and repair.

       3.15 Insurance. Schedule 3.15 attached hereto and made a part hereof, is a true and complete list and brief description of all policies of fire, liability and other forms of insurance owned or held by Seller. All of such policies are valid and binding and in full force and effect as of the date hereof and are in such amounts and cover such risks as are customarily carried by other businesses similar to those conducted by Seller.

       3.16 Banking. Schedule 3.16 attached hereto and made a part hereof is a true and complete list setting forth the names and locations of all banks at which Seller has an account or safe deposit box, the numbers of the accounts and the names of all persons authorized to draw thereon.

       3.17 Litigation. There are no actions, suits, proceedings or investigations pending or threatened against or affecting the assets or the business, operations or financial condition of Seller, at law or in equity, in any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, nor is there any basis for any such action, suit, proceeding or investigation. There are no judgments outstanding against Seller and Seller is not in default in respect of any judgment, order, writ, injunction, or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

       3.18 Labor. There are no threats of strikes, work stoppages or demands for collective bargaining by any union or labor organization against or including Seller, no grievances, disputes or controversies with any union or any other organization of the employees of Seller, and no pending or threatened arbitration proceedings involving an employment grievance, dispute or controversy.

       3.19 Employee Benefit Plans. Except as set forth on Schedule 3.19 attached hereto and made a part hereof, Seller has no Benefit Plans, including, without limitation, any "employee pension benefit plan" or "employee welfare benefit plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended (29 U.S.C. Section 1001, et seq.) ("ERISA"), and the final regulations thereunder. True and complete copies of each written Benefit Plan sponsored by Seller have heretofore been delivered to LifeQuest. Seller has no commitment, written or oral, and whether legally binding or not, to create any Benefit Plans in addition to those shown on Schedule 3.19. Seller has no benefit plan that is a defined benefit plan within the meaning of ERISA Section 3(35) maintained or contributed to by Seller and that covers employees of Seller. Seller has no liability on account of any Benefit Plans, including but not limited to liability for (a) additional contributions accruing under such Benefit Plans with respect to periods commencing on or prior to the Closing Date; (b) fiduciary breaches by Seller, the trustees under the trust created under any of such plans, or any other persons under ERISA, or any other applicable statute, regulation or rule; or (c) income taxes by reason of non-qualification of such Benefit Plans. There are no pending claims against any Benefit Plan (other than for benefits in accordance with its terms), nor has any claim been threatened in writing by any participant thereof or beneficiary thereunder. Without limiting the generality of the foregoing, all Benefit Plans are in full compliance with all applicable reporting, disclosure, filing and other administrative requirements pertaining to employee benefit plans set forth in the Code and ERISA and rules and regulations promulgated under either.

       3.20 Inventory. Inventory reflected on the Financial Statements as of the date thereof was stated, on an aggregate basis, at the actual cost (based on the specific identification method) or market value and consists solely of merchandise usable or saleable in the ordinary course of business at not less than gross cost. The inventory conforms to customary trade standards for marketable goods. Since the date of the Financial Statements, there have been no changes in the inventory reflected on the Financial Statements except in the ordinary course of business, none of which have been material.

       3.21 Accounts Receivable. Each account receivable reflected on the Financial Statements constitutes a bona fide receivable resulting from a bona fide sale to a customer in the ordinary course of business, the amount of which was actually due on the date thereof and has been or will be collected in the ordinary course of business, net of the allowance for doubtful accounts reflected on the Financial Statements. There are no defenses, claims of disabilities, counterclaims, offsets, refusals to pay or other rights of set-off against any accounts receivable and there is no threatened, intended or proposed defense, claim of disability, counterclaim, offset, refusal to pay or other right of set-off with respect thereto. Each account receivable, each document and instrument and each transaction underlying or relating thereto conforms, including, without limitation, in respect of interest rates charged, notices given and disclosures made, to the requirements and provisions of each applicable law, rule, regulation or other relating to credit, consumer credit, credit practices, credit advertising, credit reporting, retail installment sales, credit cards, collections, usury, interest rates and truth-in-lending, including, without limitation, the Federal Truth in Lending Act, as amended, and Regulation Z issued by the Board of Governors of the Federal Reserve System thereunder. Each account receivable existing on the Closing Date will be paid in full by not later than the 120th day after the closing. Such reserves and allowances have been established on the basis of historical experience in accordance with U.S. generally accepted accounting principles consistently applied.

       3.22 Employee and Other Compensation. Schedule 3.22 attached hereto and made a part hereof is a complete and correct list of the names and current annual salary, bonus, commission and perquisite arrangements, written or unwritten, for each director, officer and employee of Seller, including those whose compensation was paid in whole or in part by persons or entities other than Seller. No current or former stockholder, director, officer, employee or Affiliate of Seller or any relative, associate or agent of such stockholder, director, officer, employee or Affiliate has any interest in any property of Seller except as a stockholder, or is a party, directly or indirectly, to any contract for employment or otherwise or any lease or has entered into any transaction with Seller including, without limitation, any contract for the furnishing of services by, or rental of real or personal property from or to, or requiring payments to, any such stockholder, director, officer, employee, Affiliate, relative, associate or agent. To the best knowledge of Seller and the Stockholders, no employee listed thereon intends to terminate his employment relationship with Seller and Seller has no contract for the future employment of any officer or employee not listed on Schedule 3.22.

       3.23 Customers and Suppliers. Schedule 3.23 attached hereto and made a part hereof is a complete and correct list of the names and addresses of the 10 largest customers and suppliers, respectively, of Seller during the last fiscal year, and the total sales to or purchases from such customers and suppliers made by Seller during the last fiscal year. No supplier or customer of Seller representing in excess of 5% of Seller's purchases or sales during the last fiscal year has advised Seller, formally or informally, that it intends to terminate, discontinue or substantially reduce its business with Seller by reason of the transactions contemplated by this Agreement or otherwise.

       3.24 No Omission of Material Fact. No representation or warranty by the Stockholders in this Agreement or under any documents, instruments, certificates or schedules furnished pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

       3.25 Closing Date Effect. All of the representations and warranties of the Stockholders are true and correct as of the date hereof and shall be true and correct on and as of the Closing Date, with the same force and effect as if such representations and warranties were made by the Stockholders to the LifeQuest Parties on the Closing Date.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
                            OF THE LIFEQUEST PARTIES

       The LifeQuest Parties jointly and severally represent and warrant to the Stockholders as follows:

       4.1 LifeQuest Corporate Organization. LifeQuest is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own its properties and to carry on its business as and in the places where such properties are now owned or such businesses are now being conducted.

       4.2 Purchaser Corporate Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full power and authority to own its properties and to carry on its business as and in the places where such properties are now owned or such businesses are now being conducted.

       4.3 Authorization. The LifeQuest Parties have full power and authority, corporate and otherwise, to enter into this Agreement and to assume and perform their respective obligations hereunder. The execution and delivery of this Agreement and the performance by the LifeQuest Parties of their respective obligations hereunder have been or will be duly authorized by the Boards of Directors of the LifeQuest Parties and no further action or approval, corporate or otherwise, by the LifeQuest Parties is or will be required in order to constitute this Agreement as a binding and enforceable obligation of the LifeQuest Parties.

       4.4 LifeQuest Intent. It is the current intent of LifeQuest to facilitate the expansion of the business of the Surviving Corporation throughout the United States and not to prevent such expansion to any area in which it is in the best interests of LifeQuest to expand, including areas in which other subsidiaries of LifeQuest are then distributing products, whether or not competitive with products of the Surviving Corporation.

       4.5 Budget Plan. Following the Closing, LifeQuest will provide funds to the Surviving Corporation sufficient to fund the forecasted deficit in the Budget Plan furnished to LifeQuest by Seller on the date hereof and thereby contribute to the implementation of such Plan, which includes, as represented by Seller, adequate personnel for forecasted geographic expansion and the lease of appropriate facilities in Atlanta, Georgia required for implementation of such Budget Plan.

                                   ARTICLE 5
                  LIFEQUEST STOCK AND LIFEQUEST SEC DOCUMENTS

       5.1 LifeQuest SEC Documents. LifeQuest has furnished the Stockholders with a true and complete copy of the LifeQuest SEC Documents. As of its filing date (and, with respect to any registration statement, the date on which it was declared effective), each LifeQuest SEC Document was in compliance, in all material respects, with the requirements of its form, contained no untrue statement of a material fact and did not omit any statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of LifeQuest included in the LifeQuest SEC Documents complied, at the time of filing with the SEC (and, with respect to any registration statement, the date on which it was declared effective), as to form, in all material respects, with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (subject, in the case of unaudited statements, to the omission of certain footnotes) and fairly present, in all material respects (subject, in the case of the unaudited statements, to normal, recurring year-end audit adjustments) the consolidated financial position of LifeQuest as at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended. The consolidated financial statements of LifeQuest as of June 30, 1996, included in the LifeQuest SEC Documents disclose all liabilities of LifeQuest required to be disclosed therein and contained adequate reserves for taxes and all other material accrued liabilities. Since June 30, 1996, there has not been any change in the business, assets, properties, condition (financial or otherwise), results of operations or prospects of LifeQuest, and no condition exists, which in any case would have or be a material adverse effect on, or with respect to, LifeQuest.

       5.2 No Omission of Material Fact. No representation or warranty by the LifeQuest Parties in this Agreement or under any documents, instruments, certificates or schedules furnished pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

       5.3 Closing Date Effect. All of the representations and warranties of the LifeQuest Parties are true and correct as of the date hereof and shall be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties were made by the LifeQuest Parties to Seller on the Closing Date.

                                   ARTICLE 6
                      AGREEMENT AND PLAN OF REORGANIZATION

       6.1 Tax Treatment. Seller and the Stockholders, LifeQuest and Purchaser intend that the transactions contemplated hereunder constitute a tax-free reorganization (a "Reorganization") under Section 368 of the Code, and agree to treat and report the transactions hereunder as a Reorganization. This Agreement shall be construed in a manner to result in treatment of the transactions hereunder as a Reorganization.

                                   ARTICLE 7
                                    CLOSING

       7.1 The closing of the transactions contemplated hereby shall take place within five business days following the approval by the stockholders of LifeQuest of the transactions contemplated by this Agreement but not later than April 15, 1997. The date of closing so determined is herein sometimes called the "closing" or the "Closing Date."

                                   ARTICLE 8
                    COVENANTS OF SELLER AND THE STOCKHOLDERS
                             PRIOR TO CLOSING DATE

       Seller and the Stockholders hereby covenant and agree that between the date of this Agreement and the Closing Date:

       8.1 Access to Information. Seller shall afford to the officers and authorized representatives of LifeQuest access to the properties, books and records of Seller related to the Assets and the Business and shall furnish LifeQuest with such financial and operating data and other information regarding the Assets and the Business and as LifeQuest may from time to time reasonably request.

       8.2 General Affirmative Covenants. Seller shall and the Stockholders shall cause Seller to:

              (a)    conduct the Business only in the ordinary course;

              (b) maintain the Assets in good working order and condition, ordinary wear and tear accepted;

              (c) perform all its obligations under agreements relating to or affecting the Assets or the Business;

              (d) keep in full force and effect adequate insurance coverage on the Assets and the operation of the Business;

              (e) use its best efforts to maintain and preserve the Business, and retain its present employees, customers, suppliers and others having business relations with it;

              (f) duly and timely file all reports or returns required to be filed with any Governmental Authority, and promptly pay all Taxes levied or assessed upon it or its properties or upon any part thereof;

              (g) duly observe and conform to all Governmental Requirements relating to the Assets or its properties or to the operation and conduct of its business and all covenants, terms and conditions upon or under which any of its properties are held;

              (h) duly and timely take all actions necessary to carry out the transactions contemplated hereby;

              (i) deliver to LifeQuest on or before the 15th day of each month true and correct unaudited monthly balance sheets and statements of income for the Business for the immediately preceding month, with such financial statements for the month of November, 1996, to be delivered at the time of execution of this Agreement; and

              (k)    preserve and maintain the goodwill of the Business.

       8.3 General Negative Covenants. Seller shall not take, and Stockholders will not permit Seller to take, any of the following actions without the prior written consent of LifeQuest:

              (a) entering into or amending or assuming any contract, agreement, obligation, lease, license or commitment related to the Business or the Assets (or of a type included in the Assets) unless such action is approved in writing by LifeQuest;

              (b) entering into or amending or assuming any mortgage, pledge, conditional sale or other title retention agreement, lien, encumbrance or charge of any kind upon any of the Assets, or selling, leasing, abandoning or otherwise disposing of any of the Assets, including, but not limited to, real property, machinery, equipment or other operating properties;

              (c) engaging in any activities or transactions that might adversely affect the Assets or the Business; or

              (d) increasing the compensation of any officer or employee of Seller, other than normal compensation adjustments in the ordinary course of the Business consistent with past practice.

                                   ARTICLE 9
                        COVENANTS REGARDING THE CLOSING

       9.1 Covenants of Seller. Seller and the Stockholders hereby covenant and agree that they shall (i) use commercially reasonable efforts to cause all of their representations and warranties set forth in this Agreement to be true on and as of the Closing Date, (ii) use commercially reasonable efforts to cause all of their obligations that are to be fulfilled on or prior to the Closing Date to be so fulfilled, (iii) use commercially reasonable efforts to cause all conditions to the Closing set forth in this Agreement to be satisfied on or prior to the Closing Date, and (iv) deliver to the LifeQuest Parties at the Closing the certificates, updated lists, opinion of counsel, notices, consents, authorizations, approvals, agreements, leases, transfer documents, receipts, and amendments contemplated by Section 10.1 (with such additions or exceptions to such items as are necessary to make the statements set forth in such items accurate, provided that if any of such additions or exceptions cause any of the conditions to the LifeQuest Parties' obligations hereunder as set forth in Section 10.1 not to be fulfilled, such additions and exceptions shall in no way limit the rights of the LifeQuest Parties under Section 10.1 to terminate this Agreement or refuse to consummate the transactions contemplated hereby).

       9.2 Covenants of LifeQuest Parties. The LifeQuest Parties hereby covenant and agree that they shall (i) use commercially reasonable efforts to cause all of their representations and warranties set forth in this Agreement to be true on and as of the Closing Date, (ii) use commercially reasonable efforts to cause all of its obligations that are to be fulfilled on or prior to the Closing Date to be so fulfilled, (iii) use commercially reasonable efforts to cause all conditions to the Closing set forth in this Agreement to be satisfied on or prior to the Closing Date, and (iv) deliver to Seller at the Closing the certificate contemplated by Section 10.2 (with such additions or exceptions to such certificate as are necessary to make the statements set forth in such certificate accurate, provided that if any of such additions or exceptions cause any of the conditions to Seller's obligations hereunder as set forth in Section 10.2 not to be fulfilled, such additions and exceptions shall in no way limit the rights of Seller under Section 10.2 to terminate this Agreement or to refuse to consummate the transactions contemplated hereby).

                                   ARTICLE 10
                             CONDITIONS OF CLOSING

       10.1 LifeQuest Parties. The obligation of the LifeQuest Parties to close hereunder shall be subject to the satisfaction of the following conditions or the written waiver thereof by the LifeQuest Parties:

              (a) Each of the agreements and covenants of Seller and the Stockholders to be performed under this Agreement at or prior to the Closing shall have been duly performed in all material respects.

              (b) The representations and warranties of Seller and the Stockholders in this Agreement shall be true and correct in all material respects on and as of the Closing Date and the LifeQuest Parties shall have received a certificate to that effect dated the Closing Date and executed by the Chief Executive Officer of Seller and each of the Stockholders.

              (c) No injunction or restraining order shall be in effect to forbid or enjoin the consummation of the transactions contemplated by this Agreement and no Federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation hereof.

              (d) All consents, authorizations, orders or approvals of, and filings or negotiations with, any Federal, state, local or foreign governmental agency, commission, board or other regulatory body which are required for or in connection with the execution, delivery and performance of this Agreement by Seller and the Stockholders and the consummation of the transactions contemplated hereby, and in order to permit or enable the Surviving Corporation, after the Closing to operate a business substantially similar to Seller's business as conducted by Seller as of the date hereof, shall have been duly obtained or made, including, but not limited to, any approvals required under the Hart-Scott-Rodino Antitrust Improvement Act.

              (e) LifeQuest shall have received a certified copy of resolutions duly adopted by the Board of Directors and stockholders of Seller authorizing and approving the execution and delivery of this Agreement and performance by Seller of its obligations hereunder.

              (f) During the period from the date of this Agreement until Closing, Seller shall have carried on its business in the ordinary and usual course and the Seller shall have delivered to LifeQuest at Closing a certificate to that effect.

              (g) The Stockholders of LifeQuest shall have approved this Agreement and the consummation by LifeQuest of the transactions contemplated hereby.

              (h) K. C. Fadem and Bob Fadem shall each have executed and delivered to the Company an Employment Agreement in the form attached hereto as Exhibit B.

              (i) LifeQuest shall have received such further certificates and documents as shall have been reasonably requested by the LifeQuest Parties, including consents of all requisite third parties.

              (j) The LifeQuest Parties shall have completed their due diligence activities to their satisfaction.

       10.2 Stockholders and Seller. The obligation of the Stockholders and Seller to close hereunder shall be subject to the satisfaction of the following conditions or the written waiver thereof by the Stockholders and Seller:

              (a) Each of the agreements and covenants of the LifeQuest Parties to be performed under this Agreement at or prior to the Closing shall have been duly performed in all material respects.

              (b) The representations and warranties of the LifeQuest Parties in this Agreement shall be true and correct in all material respects on and as of the Closing Date and the Stockholders shall have received certificates to that effect dated the Closing Date and executed by the Chief Executive Officer of the LifeQuest Parties.

              (c) No injunction or restraining order shall be in effect to forbid or enjoin the consummation of the transactions contemplated by this Agreement and no Federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation hereof.

              (d) The Board of Directors of LifeQuest shall include two members designated by the Stockholders with the approval of the Board of Directors of LifeQuest, and K. C. Fadem and Bob Fadem shall have been elected as Chief Operating Officer and Vice President -- Sales of the Surviving Corporation, respectively, as Vice President and Vice President, respectively, of LifeQuest, and as members of a Management Committee to have such other members, duties and responsibilities as shall be determined from time to time by the Board of Directors of LifeQuest. So long as the Stockholders are the beneficial owners of at least 20% of the outstanding shares of LifeQuest Stock, LifeQuest shall request that the Board of Directors nominate two persons designated by the Stockholders with the approval of the Board of Directors for election as directors of LifeQuest.

              (e)    The Stockholders shall have received the Merger
       Consideration.

              (f) The Stockholders shall have received such further certificates and documents as shall have been reasonably requested by them.

                                   ARTICLE 11
                              REMEDIES FOR BREACH

       11.1 Arbitration. The LifeQuest Parties and the Stockholders agree that any dispute or controversy arising out of or in connection with this Agreement or any alleged breach hereof shall be settled by arbitration in San Antonio, Texas pursuant to the rules of the American Arbitration Association. If the two parties cannot jointly select a single arbitrator to determine the matter, one arbitrator shall be chosen by each party (or, if a party fails to make a choice, by the American Arbitration Association on behalf of such party) and the two arbitrators so chosen will select a third. The decisions of the single arbitrator jointly selected by the parties, or, if three arbitrators are selected, the decision of any two of them, will be final and binding upon the parties and the judgment of a court of competent jurisdiction may be entered thereon. Fees of the arbitrators and costs of arbitration shall be borne by the parties in such manner as shall be determined by the arbitrator or arbitrators.

       11.2 Survival of Representations, Warranties and Agreements. All of the representations, warranties, covenants and agreements made by the parties to this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder until 11:59 p.m., Central Time, on the day before the fourth anniversary of the Closing Date.

                                   ARTICLE 12
                                INDEMNIFICATION

       12.1 Indemnification. The Stockholders, jointly and severally, shall defend and indemnify the LifeQuest Parties and save and hold them harmless from, against, for and in respect of, and pay any and all Losses suffered, sustained, incurred or required to be paid by the LifeQuest Parties by reason of any breach or failure of observance or performance of any representation, warranty, covenant, agreement or commitment made by Seller or the Stockholders hereunder or relating to or as a result of any such representation, warranty, covenant, agreement or commitment being untrue or incorrect, but only in the event the aggregate Losses exceed $30,000.

       12.2 Procedure for Indemnification. In the event that the Stockholders shall be obligated to the LifeQuest Parties pursuant to this Article, or in the event that a suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Stockholders may become obligated to the LifeQuest Parties hereunder, the LifeQuest Parties shall give prompt written notice to the Stockholders of the occurrence of such event. The Stockholders agree to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding at the Stockholders' own cost and expense. The LifeQuest Parties shall have the right, but not the obligation, to participate, at its own expense, in the defense thereof by counsel of its own choice. In the event that the Stockholders fail timely to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding, the LifeQuest Parties shall have the right to defend, contest or otherwise protect against the same, and, upon 10 days' written notice to the Stockholders, make any compromise or settlement thereof and recover the entire cost thereof from the Stockholders, including, without limitation, reasonable attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or compromise or settlement thereof.

                                   ARTICLE 13
                        REQUIREMENTS OF SECURITIES LAWS

       13.1 Accredited Investors. The Stockholders recognize that the Stock Merger Consideration is not being registered under the Securities Act in reliance upon an exemption from the Securities Act which is predicated, in part, on the representations and agreements of the Stockholders set forth in this Agreement. The Stockholders represent and warrant to the LifeQuest Parties that each of Stockholders is an "accredited investor" as that term is defined in Rule 501(a) of the Securities Act and that the Stock Merger Consideration is being acquired solely for his own account for investment and not with a view to, or for offer or resale in connection with, a distribution thereof within the meaning of the Securities Act. The Stockholders understand that the effect of such representation and warranty is that the Stock Merger Consideration must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available at the time for any proposed sale or other transfer thereof. The Stockholders also understand that, except as otherwise provided herein, LifeQuest is under no obligation to file a registration statement under the Securities Act covering the Stock Merger Consideration or to take any other action to enable the Stockholders to transfer or otherwise dispose of the Stock Merger Consideration. The Stockholders represent that they have consulted with their counsel in regard to the Securities Act and that they are fully familiar with the circumstances under which they are required to hold the Stock Merger Consideration and the limitations upon the transfer or other disposition thereof. The Stockholders acknowledge that the LifeQuest Parties are relying upon the truth and accuracy of the foregoing representations and warranties in issuing the Stock Merger Consideration under the Securities Act. The Stockholders agree to indemnify and hold the LifeQuest Parties harmless against all liabilities, costs and expenses, including reasonable attorneys' fees, incurred by the LifeQuest Parties as a result of any sale, transfer or other disposition by the Stockholders of all or any part of the Stock Merger Consideration in violation of the Securities Act.

       13.2   The Stock Merger Consideration shall bear the following legend:

              THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

       13.3 The Stockholders acknowledge that they have been furnished by the LifeQuest Parties with (a) a copy of the Annual Report on Form 10-K of LifeQuest for the fiscal year ended December 31, 1995, in the form filed with the SEC, and (b) copies of all filings since December 31, 1995, by LifeQuest with the SEC in compliance with Section 13 or 14 of the Exchange Act. The Stockholders represent that they have reviewed the foregoing documents and acknowledge that they have been afforded the opportunity to obtain any additional information necessary to verify the accuracy of the information contained in the foregoing documents, including the opportunity to ask questions of, and receive answers from, officers and representatives of LifeQuest concerning the LifeQuest Parties and the terms and conditions of the transactions contemplated by this Agreement. The Stockholders acknowledge that Mark J. Maloof, P.C., attorneys at law, have advised them during the course of the negotiation of this Agreement, and that they have consulted Mark J. Maloof, P.C., attorneys at law, with respect to the transactions contemplated by this Agreement.

       13.4 Notwithstanding anything herein to the contrary, none of the Stockholders shall sell, transfer or otherwise dispose of any of the Stock Merger Consideration until the expiration of a period of one year from the Closing Date.

       13.5 Registration. LifeQuest shall be obligated to the Stockholders as follows:

              (a) If, at any time between one year following the Closing Date and two years following the Closing Date, LifeQuest proposes to register any of the LifeQuest Stock (whether unissued, yet to be authorized or held by any person) under the Securities Act, it shall, at least 30 days prior to the filing under the Securities Act of the registration statement relating thereto, give written notice to the Stockholders of its intention to do so, and, upon the written request of the Stockholders given within 10 days after the giving of any such notice (which request shall state the proposed method of distribution), LifeQuest shall include or cause to be included in any such registration statement the Stock Merger Consideration; provided, however, that LifeQuest may at any time withdraw or cease proceeding with any such registration if it shall at the time withdraw or cease proceeding with the registration of such LifeQuest Stock originally proposed to be registered; and provided further, that if the registration proposed by LifeQuest relates to an underwritten offering, the Stockholders shall not have any right to sell the Stock Merger Consideration in any manner or through any underwriter other than in the manner and through the managing underwriter or underwriters being used by LifeQuest.

              (b) Notwithstanding any other provision of Section 13.5(a), if a registration pursuant to Section 13.5(a) involves a firm commitment, underwritten offering of the securities so being registered and if the managing underwriter of such offering informs LifeQuest and the Stockholders by letter of its belief that marketing factors require a limitation of the number of shares to be underwritten, LifeQuest may limit the amount of the Stock Merger Consideration to be included in the registration and underwriting; provided that no such reduction shall reduce the securities being offered by LifeQuest for its own account; and provided that those shares which are excluded from the underwritten offering shall be withheld from the market by the holders thereof for a period, not to exceed 180 days, which the managing underwriter reasonably determines as necessary in order to effect the underwritten offering.

              (c) In addition to any registration statement pursuant to subparagraph (a) above, during the one-year period beginning on one year following the Closing Date and ending two years following the Closing Date, the Company will, if it is a registrant entitled to use Form S-3, to register the Stock Merger Consideration, as soon as practicable, after written request (the "Request") by Stockholders holding at least 600,000 shares of the Stock Merger Consideration which cannot then be sold pursuant to Rule 144 under the Securities Act, use its best efforts to file a registration statement on Form S-3 (or any successor to Form S-3) with the Commission and such applications or other filings as required under applicable state securities or blue sky laws sufficient to permit the public offering of the Stock Merger Consideration, and shall use its best efforts to cause such Stock Merger Consideration to be registered for the offering on such Form; provided, however, that the Company shall only be obligated to file one such registration statement on Form S-3 under this Section 13.5(c). Notwithstanding the foregoing, the Company shall not be obligated to effect a registration pursuant to this Section 13.5(c): (i) in any particular jurisdiction in which LifeQuest would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless LifeQuest is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if LifeQuest, within ten (10) days of the receipt of the Request gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request;
       (iii) during the period starting with the date thirty (30) days prior to LifeQuest's good faith estimated date of filing of, and ending on the date six (6) months immediately following the effective date of any registration statement pertaining to securities of LifeQuest, provided that LifeQuest is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; (iv) if LifeQuest shall furnish to Stockholders a certificate signed by the President of LifeQuest stating that in the good faith judgment of the Board of Directors the filing of a registration statement would require the disclosure of material information that LifeQuest has a bona fide business purpose for preserving as confidential and that is not then otherwise required to be disclosed, then LifeQuest's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by such

       Stockholders; provided, however, that LifeQuest shall not utilize this right more than once in any twelve (12) month period.

              (d) Registration Procedures and Expenses. If and whenever LifeQuest is required to include the Stock Merger Consideration in a registration statement under the Securities Act, as provided in Section
       13.5 hereof, LifeQuest shall, as expeditiously as is reasonably practicable, do each of the following:

                     (i) prepare and file with the SEC a registration statement with respect to the Stock Merger Consideration and, subject to the limitations under Section 13.5 hereof, use its best efforts to cause such registration statement to become effective;

                     (ii) cooperate with the Stockholders and any underwriter who shall sell the Stock Merger Consideration in connection with their review of LifeQuest made in connection with such registration;

                     (iii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for 120 days from the date of its effectiveness, and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all the Stock Merger Consideration covered by such registration statement for such period;

                     (iv) furnish to the Stockholders such number of copies of the prospectus forming a part of such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as the Stockholders may reasonably request in order to facilitate the disposition of the Stock Merger Consideration; and

                     (v) LifeQuest shall (a) notify the Stockholders at any time when a prospectus relating to the Stock Merger Consideration is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus forming a part of such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and (b) at the request of the Stockholders, prepare and furnish to the Stockholders a reasonable number of copies of any supplement to or any amendment of such prospectus that may be necessary so that, as thereafter delivered to the purchasers of the Stock Merger Consideration, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

              (e) Agreement by the Stockholders. In the event that the Stockholders participate, pursuant to this Section 13.5, in the offering of the Stock Merger Consideration, the Stockholders shall;

                     (i) furnish LifeQuest all material information reasonably requested by LifeQuest concerning the Stockholders and the proposed method of sale or other disposition of the Stock Merger Consideration and such other information and undertakings as shall be reasonably required in connection with the preparation and filing of the registration statement covering the Stock Merger Consideration in order to ensure full compliance with the Securities Act and the rules and regulations of the SEC thereunder;

                      (ii) cooperate in good faith with LifeQuest and its underwriters, if any, in connection with such registration, including placing the Stock Merger Consideration in escrow or custody to facilitate the sale and distribution thereof provided that such escrow or custody arrangement shall be no more restrictive upon the Stockholders than upon any other holder of LifeQuest Stock for the benefit of whom such registration is undertaken; and

                     (iii) make no further sales or other dispositions, or offers therefor, of the Stock Merger Consideration under such registration statement if, during the effectiveness of such registration statement, an intervening event should occur which, in the opinion of counsel to LifeQuest, makes the prospectus included in such registration statement no longer comply with the Securities Act, so long as written notice containing the facts and legal conclusions relied upon by LifeQuest in this regard has been received by the Stockholders from LifeQuest, until such time as the Stockholders have received from LifeQuest copies of a new, amended or supplemented prospectus complying with the Securities Act, which prospectus shall be delivered to the Stockholders by LifeQuest as soon as practicable after such notice.

              (f) Allocation of Expenses. If and whenever LifeQuest is required by the provisions of this Section 13.5 to use its best efforts to effect the registration of the Stock Merger Consideration under the Securities Act, LifeQuest shall pay the costs and expenses in connection therewith up to a maximum of $25,000; provided, however, that the Stockholders shall pay all other costs and expenses and, in all events, all underwriting discounts, selling commissions and stock transfer taxes attributable to the Stock Merger Consideration under such registration statement.

              (g) Indemnification. In the event of any registration of any of the Stock Merger Consideration under the Securities Act pursuant to this Section 13.5, the Stockholders shall indemnify and hold harmless, LifeQuest, each director of LifeQuest, each officer of LifeQuest who shall sign such registration statement, each underwriter and any person who controls LifeQuest or such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to LifeQuest or its underwriter through an instrument duly executed by any of the Stockholders specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement.

              (h) Rule 144 Stock. Notwithstanding the foregoing provisions of this Article 13, the Company shall not be obligated to effect a registration pursuant to Section 13.5(b) or (c) with respect to Stock Merger Consideration which could then be sold pursuant to Rule 144 under the Securities Act.

                                   ARTICLE 14
                           NON-COMPETITION AGREEMENT

       14.1 As a material inducement to the LifeQuest Parties to enter into this Agreement and pay the Merger Consideration, K.C. Fadem and Bob Fadem (the "Principals") each hereby covenants and agrees that, commencing on the Closing Date and ending on the second anniversary of the Closing Date, he shall not, directly or indirectly, as proprietor, partner, stockholder, director, officer, employee, consultant, joint venturer, investor or in any other capacity, engage in, or own, manage, operate or control, or participate in the ownership, management, operation or control, of any entity which engages anywhere in the United States or Canada in any business activity in which the Seller or LifeQuest participates or participated as of the Closing Date; provided, however, the foregoing shall not prohibit either of the Principals from purchasing and holding as an investment not more than 1% of any class of publicly traded securities of any entity which conducts a business in competition with the business of the LifeQuest Parties, so long as such Principal does not participate in any way in the management, operation or control of such entity.

       14.2 Judicial Reformation. Each of the Principals acknowledges that, given the nature of the LifeQuest Parties' business, the covenants contained in
Section 14.1 establish reasonable limitations as to time, geographic area and scope of activity to be restrained and do not impose a greater restraint than is reasonably necessary to protect and preserve the goodwill of the LifeQuest Parties' business and to protect their legitimate business interests. If, however, Section 14.1 is determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of it being too extensive in any other respect or for any other reason, it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographic area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court.

       14.3 Customer Lists; Non-Solicitation. Each of the Principals hereby further covenants and agrees that such Principal shall not, directly or indirectly, (a) use or make known to any person or entity the names or addresses of any clients or customers of Seller or the LifeQuest Parties or any other information pertaining to them, (b) call on, solicit, take away or attempt to call on, solicit or take away any clients or customers of Seller or the LifeQuest Parties, nor (c) recruit, hire or attempt to recruit or hire any employees of Seller or the LifeQuest Parties.

       14.4 Covenants Independent. The covenants of each of the Principals contained in Sections 14.1, 14.2 and 14.3 of this Agreement will be construed as independent of any other provision in this Agreement; and the existence of any claim or cause of action by the Principals against the LifeQuest Parties will not constitute a defense to the enforcement by the LifeQuest Parties of said provisions. Each of the Principals understands that the provisions contained in Sections 14.1, 14.2 and 14.3 are essential elements of the transactions contemplated by this Agreement and, but for the agreement of the Principals to Sections 14.1, 14.2 and 14.3, the LifeQuest Parties would not have agreed to enter into this Agreement and the transactions contemplated herein. Each of the Principals has been advised to consult with counsel in order to be informed in all respects concerning the reasonableness and propriety of Sections 14.1, 14.2 and 14.3 with specific regard to the nature of the business conducted by Seller and the LifeQuest Parties and each of the Principals acknowledges that Sections 14.1, 14.2 and 14.3 are reasonable in all respects.

       14.5 Remedies. In the event of a breach or a threatened breach by either of the Principals of any of the provisions contained in Sections 14.1,
14.2 or 14.3 of this Agreement, such Principal acknowledges that the LifeQuest Parties will suffer irreparable injury not fully compensable by money damages and, therefore, will not have an adequate remedy available at law.
Accordingly, the LifeQuest Parties shall be entitled to obtain such injunctive relief or other equitable remedy from any court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to any other rights that the LifeQuest Parties may have under this Agreement, at law or in equity, including, without limitation, the right to sue for damages.

                                   ARTICLE 15
                                CONFIDENTIALITY

       15.1 Non-disclosure. The Stockholders shall not, without the prior written consent of the Board of Directors of LifeQuest, disclose or use for any purpose confidential information or proprietary data of Seller, Purchaser or LifeQuest (or any of their respective subsidiaries), except as required by applicable law or legal process; provided, however, that confidential information shall not include any information known generally to the public or ascertainable from public or published information (other than as a result of unauthorized disclosure by such Stockholders) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to the conducted by Seller or LifeQuest (or any of their respective subsidiaries).

                                   ARTICLE 16
                               GENERAL PROVISIONS

       16.1 Expenses. Each of the parties hereto shall pay all expenses incurred by it incident to preparing for, entering into and carrying into effect this Agreement.

       16.2 Notices. Any notice, report, demand or payment required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if hand delivered or delivered by responsible overnight courier or sent by certified or registered air mail, return receipt requested, and postage prepaid as follows:

If to the LifeQuest Parties:

                            LifeQuest Medical, Inc.
                            9601 McAllister Freeway, Suite 1120
                            San Antonio, Texas 78216
                            Attn:   Randall K. Boatright

with a copy to:             Fulbright & Jaworski L.L.P.
                            300 Convent Street
                            San Antonio, Texas  78205
                            Attn:   Phillip M. Renfro, Esq.


If to the Stockholders:     Val-U-Med, Inc.
                            455 East Paces Ferry Rd., Suite 226
                            Atlanta, Georgia 30305
                            Attn:  K. C. Fadem

with a copy to:             Mark J. Maloof, P.C.
                            400 Colony Square, Suite 525
                            1201 Peachtree Street, N.E.
                            Atlanta, Georgia  30361


       Any of the foregoing parties may at any time and from time to time change the address to which notice shall be sent hereunder, by notice to the other parties given under this subsection. The date of the giving of such notice delivered by hand or by responsible overnight courier shall be the date of its delivery, and the date of the giving of such notice by certified or registered mail shall be the date three days after the posting of the mail.

       16.3 Finders. Except for 57,000 shares of LifeQuest Stock to be paid to Frederick Paul Andrieni, Jr. by LifeQuest in full satisfaction of a finder's fee, each of the parties covenants and represents to the other that there are no claims for brokerage commissions or finder's fees in connection with the negotiation of this Agreement and the performance of the transactions contemplated hereunder resulting from any action taken by it. Each of the parties agrees to indemnify and hold harmless the other in respect of any and all Losses (which is deemed to exclude 57,000 shares of LifeQuest Stock payable by LifeQuest to Frederick Paul Andrieni, Jr.) sustained by the other as a result of liability to any broker or finder on the basis of any arrangement, agreement or acts made by or on behalf of such party with any other person or persons whatsoever, and Seller and the Stockholders specifically agree to jointly and severally indemnify and hold the LifeQuest Parties harmless in respect of any and all Losses sustained by the LifeQuest Parties as a result of any liability to Frederick Paul Andrieni, Jr. for an amount in excess of the payment to Frederick Paul Andrieni, Jr. of 57,000 shares of LifeQuest Stock.

       16.4 Complete Agreement. The representations, warranties, covenants and agreements set forth in this Agreement and in any financial statement, schedule or exhibit delivered pursuant hereto, constitute all of the representations, warranties, covenants and agreements among the parties hereto and upon which the parties have relied, and, except as may be specifically provided herein, no change, modification, addition or termination of the Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

       16.5 Prior Agreements. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes prior agreements relating thereto.

       16.6 No Waiver. No waiver of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, either of similar or different nature unless expressly so stated in writing.

       16.7 Headings. The headings or captions under Sections of this Agreement are for convenience and reference only, and do not form a part hereof, and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Agreement.

       16.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

       16.9 Assignment. Neither this Agreement nor the rights of the parties hereto shall not be assignable, unless otherwise specifically provided.

       16.10  No Public Announcement or Negotiation with Others.

              (a) The parties hereto shall not issue any press release or make any public statement regarding the transactions contemplated by this Agreement without obtaining the prior consent of the other party, which consent shall not be unreasonably withheld.

              (b) Prior to the Closing Date, neither any Stockholder, Seller nor any of the officers or directors of Seller, nor any Affiliates of any of them whom they are able to influence shall:

                     (i) directly or indirectly, encourage, solicit, initiate or participate in any discussions or negotiations with any corporation, partnership, Person or other entity or group (other than Purchaser or an affiliate or an associate of Purchaser) concerning any merger, sale of substantial assets, business combination, sale of shares of capital stock or similar transactions involving the business of Seller or any Asset, whether by providing non-public information or otherwise; or

                     (ii) disclose, directly or indirectly, any information not customarily disclosed to any Person concerning their business and properties, afford to any other Person access to their properties, books or records or otherwise assist or encourage any Person in connection with any of the foregoing.

In the event Seller or the Stockholders shall receive any offer for a transaction of the type referred to in this Section 16.10, Seller or Stockholders shall promptly inform Purchaser as to any such offer.

       16.11 Severability. If any term or provision of this Agreement shall be held to be invalid or unenforceable for any reason, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining terms and provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable term or provision had not been contained herein. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.


                         [Signatures on Following Page]

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on the date and year first above written.


                                           LIFEQUEST MEDICAL, INC.



                                           By: /s/
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                                           VAL-U-MED ACQUISITION CO.



                                           By: /s/
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                                           VAL-U-MED, INC.



                                           By: /s/
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                                           STOCKHOLDERS



                                           /s/ JERRY FADEM, JR.
                                           -------------------------------------
                                           Jerry Fadem, Jr.


                                           /s/ BENITA NEDER
                                           -------------------------------------
                                           Benita Neder


                                           /s/ KRISTAL M. FADEM
                                           -------------------------------------
                                           Kristal M. Fadem


                                           /s/ KRISTAL M. FADEM
                                           -------------------------------------
                                           Kristal M. Fadem C/F Ashlea N. Fadem
                                           UGFMA/FL

                                           /s/ BEVERLY A. EVANS
                                           -------------------------------------
                                           Beverly A. Evans


                                           /s/ ROBERT L. EVANS
                                           -------------------------------------
                                           Robert L. Evans


                                           /s/ DR. BROCK MAGRUDER, SR.
                                           -------------------------------------
                                           Dr. Brock Magruder, Sr.


                                           /s/ JOE F. FRANKLIN, M.D.
                                           -------------------------------------
                                           Joe F. Franklin, M.D.


                                           /s/ BARBARA E. HANSEN
                                           -------------------------------------
                                           Barbara E. Hansen


                                           /s/ MICHAEL J. COHEN
                                           -------------------------------------
                                           Michael J. Cohen


                                           /s/ JOSEPH J. ANDRIOLE, M.D.
                                           -------------------------------------
                                           Joseph J. Andriole, M.D.


                                           /s/ THEODORE F. HOFF-TTEE, F/B/O
                                           -------------------------------------
                                           Theodore F. Hoff-TTEE, F/B/O
                                           Theodore F. Hoff, Trust U/T/O 2-21-90


                                           /s/ ROBERT FADEM
                                           -------------------------------------
                                           Robert Fadem


                                           /s/ BETH FADEM
                                           -------------------------------------
                                           Beth Fadem


                                           /s/ KALFORD C. FADEM
                                           -------------------------------------
                                           Kalford C. Fadem


                                           /s/ DIRK STORY
                                           -------------------------------------
                                           Dirk Story

                                           /s/ BETSY STORY
                                           -------------------------------------
                                           Betsy Story


                                           /s/ R. TODD EVANS
                                           -------------------------------------
                                           R. Todd Evans


                                           /s/ KIMBERLY O. EVANS
                                           -------------------------------------
                                           Kimberly O. Evans


                                           /s/ CHIP HADDOCK
                                           -------------------------------------
                                           Chip Haddock


                                           /s/ JEFF RENCHER
                                           -------------------------------------
                                           Jeff Rencher


                                           /s/ HENRY TUCKER
                                           -------------------------------------
                                           Henry Tucker


                                           /s/ DONNA M. SCHOECK, TTEE, F/B/O
                                           -------------------------------------
                                           Donna M. Schoeck, TTEE, F/B/O
                                           Donna M. Schoeck, Revocable Trust
                                           4/6/92

                                    ANNEX A
                             STOCKHOLDERS OF SELLER

                                   SCHEDULES

Schedule 3.1  Corporate Organization
Schedule 3.3  Capitalization/List of Stockholder
Schedule 3.7  Environmental
Schedule 3.8  Intellectual Property and Other Tangible Assets
Schedule 3.9  Financial Statements
Schedule 3.9A Exceptions to Financial Statements
Schedule 3.12 Contracts
Schedule 3.13 Tangible Personal Property
Schedule 3.14 Real Property
Schedule 3.15 Insurance
Schedule 3.16 Banking
Schedule 3.19 Employee Benefit Plans
Schedule 3.22 Employee and Other Compensation
Schedule 3.23 Customers and Suppliers
Schedule 10.1 Indemnification
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                                LIST OF EXHIBITS


Exhibit A - Certificate of Merger
Exhibit B - Employment Agreement of K. C. Fadem
Exhibit C - Employment Agreement of Bob Fadem